Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No.333-175125) of Knightsbridge Tankers Limited of our report dated March 17, 2010 relating to the financial statements, which appears in this Form 20-F.

/s/ MSPC Certified Public Accountants and Advisors
A Professional Corporation
New York, New York

April 27, 2012